UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2009

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)		22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2009, Cardinal Financial Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as the representative of several underwriters named in Schedule I thereto for the sale of 4,000,000 shares (the “Firm Shares”) of its common stock, $1.00 par value per share (the “Common Stock”), in a public offering.  In addition, pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to 600,000 additional shares of Common Stock (the “Additional Shares,” and together with the Firm Shares, the “Shares”).  The public offering price was $7.75 per share.  The net proceeds of the offering, after underwriting discounts and commissions, are expected to be $29.1 million ($33.5 million if the option to purchase the Additional Shares is exercised in full). The closing of the offering is expected to occur on or about May 27, 2009.

Pursuant to the Underwriting Agreement, certain directors and executive officers of the Company entered into agreements in substantially the form included in the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-157183), filed February 9, 2009 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a preliminary prospectus supplement dated May 20 and a final prospectus supplement dated May 21, 2009.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.01.

Item 8.01. Other Events.

On May 21, 2009, the Company issued a press release announcing the pricing of the public offering, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

1.01	Underwriting Agreement dated May 21, 2009 between Cardinal Financial Corporation and Raymond James & Associates, Inc. as Representative of the Several Underwriters named in Schedule I thereto
99.1	Press Release dated May 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION (Registrant)

Date: May 21, 2009	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon
Senior Vice President, Controller and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.01	Underwriting Agreement dated May 21, 2009 between Cardinal Financial Corporation and Raymond James & Associates, Inc. as Representative of the Several Underwriters named in Schedule I thereto
99.1	Press Release dated May 20, 2009